                                      EXHIBIT 1

November __, 1996



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street NW
Washington, DC  20549


RE: MEDICAL ASSET MANAGEMENT, INC. - FILE NO. 0-27236

Gentlemen:

We have read the Form 8-K dated November 22, 1996, of Medical Asset Management, Inc., filed with the Securities and Exchange Commission, and are in agreement with the statements contained in paragraphs (c), (d), and (e) therein.

Very truly,


HARLAN & BOETTGER


By: ____________________________